                                  EXHIBIT 10.8

                                 PROMISSORY NOTE

Principal Amount: $1,920,000                     Date of Note: February 28, 2003
Interest Rate:  7.5%

         FOR VALUE RECEIVED, the undersigned, SulphCo, Inc., a Nevada corporation ("Borrower"), promises to pay in lawful money of the United States of America to the order of Rudolf W. Gunnerman ("Lender"), at such place as Lender may designate in writing from time to time, the principal sum of One Million Nine Hundred Twenty Thousand and No/100 Dollars ($1,920, 000), with interest from February 28, 2003 on the unpaid principal balance at the rate set forth below.

1. INTEREST. Interest shall accrue on the unpaid principal balance at a rate from February 28, 2003, to the Maturity Date at Seven and One-Half Percent (7.5%) per annum. Interest shall be computed on the basis of a 365-day year (or a 366-day year during a leap year) and actual days elapsed.

2. PAYMENTS AND TERM. The entire indebtedness of principal and interest evidenced by this Note, if not sooner paid, shall be due and payable in a single payment on February 28, 2004 (the "Maturity Date"). All payments on account of the indebtedness evidenced by this Note shall be first applied to interest and costs owed under this Note (if any) and then to principal.

3. PREPAYMENT. The indebtedness evidenced by this Note may be prepaid, in whole or in part, with or without interest, and without payment of a prepayment fee.

4. DEFAULT. The occurrence of any one or more of the following shall constitute an event of default under this Note:

         (i)      Failure to make any payment of principal or interest when due;
                  or
         (ii) The occurrence of any other event of any other event of default under this Note following ten (10) days written notice thereof to the Borrower.

         Time is of the essence. If an event of default occurs under this Note after the passage of applicable cure periods, (i) the entire principal balance hereof and all accrued interest shall, at the option of Lender, without notice, bear interest at a rate from time to time equal to five (5) percentage points over what would otherwise be the Note rate (or the maximum rate permitted by applicable law if that is less) from the date of the event of default until such event of default is cured and (ii) the entire principal balance hereof and all accrued interest shall immediately become due and payable at the option of Lender, without notice. Lender's failure to exercise any option hereunder shall not constitute a waiver of the right to exercise the same for any subsequent event of default.

5. COSTS AND ATTORNEYS' FEES. If an event of default occurs under this Note and Lender consults an attorney regarding the enforcement of any of its rights under this Note, or if this Note is placed in the hands of an attorney for collection, or if suit be brought to enforce this Note, Borrower promises to pay all costs thereof, including attorneys' fees. Said costs and attorneys' fees shall include, without limitation, costs and attorneys' fees in any appeal or in a proceeding under any present or future federal bankruptcy act or state receivership.

6. SECURITY. This Note is unsecured.

7. WAIVER OF PRESENTMENT, ETC. Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest.

8. GOVERNING LAW. This Note shall be construed, enforced and otherwise governed by the laws of the State of Nevada.

Dated as of the 28th day of February, 2003.

SULPHCO, INC.



By:  /S/ RUDOLF W. GUNNERMAN
     -----------------------
         Dr. Rudolf W. Gunnerman
         Chairman & CEO



By:  /S/ KIRK S. SCHUMACHER
     ----------------------
         Kirk S. Schumacher
         President


                                       2